EXHIBIT 10.10

TRANSLATION FOR CONVENIENCE ONLY - NOT LEGALLY BINDING

TRANSLATION

[Letterhead]
SO.FA.BO

(Annex 2 to the Manufacturing Subcontract between SOFABO
and Water Bank of America Inc.)

BETWEEN:

La SOFABO, a limited corporation having a capital stock of 1,301,300 €, having its head office at La Roche sur Yon, 85000, immatriculated with the La Roche sur Yon Register of Commerce and Companies, under number 302135652

Herein represented by Mrs. Renée Chaillou, President of the Board of Directors, hereinafter referred to as SOFABO

AND:

WATER BANK OF AMERICA INC., a corporation duly constituted in accordance with the Canada Business Corporations Act, having its principal place of business at 100 des Sommets Avenue, Suite 1603, Nuns’ Island, Quebec, H3E 1Z8, herein represented by Mr. Jean-Jean Pelletier, duly authorized for the purposes hereof as he so declares, hereinafter referred to as WBOA

Preamble

The undersigned parties hereby declare as follows:

On February 26, 2001, SOFABO entered into and concluded a Manufacturing Subcontract for the production of secured ice cubes with the company ICE ROCKS.

The aforesaid contract was amended on October 28, 2004 by way of an agreement entered into and concluded between SOFABO and WBOA.

On March 2, 2005, certain agreements were entered into and concluded based on articles 2.9 and 2.11 of the above-mentioned addendum as concerns a monthly invoicing for “Worths & Cares” as well as the replenishment of funds in order to cover same.

On May 3, 2006, at the request of WBOA and pursuant to the Manufacturing Subcontract, SOFABO transmitted to its client, le groupe CANDY HOOVER, in the context of further orders for secured ice cubes, an attestation of insurance coverage for civil liability which latter had been obtained from MAPA de St-Jean d’Angély.

SOFABO does not wish to be involved or otherwise responsible for the business operations of Water Bank of America Inc. and is desirous of being indemnified in connection with any commercial arrangements which are taken with the le group CANDY HOOVER or any other new client and such indemnification shall extend to the payment terms and conditions consented in such clients’ favour by WBOA.

It was agreed that all invoices issued by SOFABO’s accounting department upon the instructions and according to the terms and conditions as specified by WBOA were done so only in accordance with the general terms and conditions of sale, as specified in the Manufacturing Subcontract and accordingly WBOA shall handle and be responsible for any non-payment issues or litigation in connection with such invoices, save and except for litigation or liability originating as a result of manufacturing defects.

All payments of outstanding invoices shall be deposited into the joint SOFABO-WBOA bank account which has been opened with the Tarneaud Bank of La Roche sur Yon.

To this effect by e-mail dated the 21st of February 2006 and a response thereto dated February 28, 2006, a joint bank account was opened in the name of SOFABO -WBOA in order to receive various funds which may, from time to time, be wired by WBOA to SOFABO, deposit WBOA’s client invoices and for automatic pre-authorized debits by SOFABO in acquittance of its own invoices issued to WBOA for the manufacturing of secured ice cubes, as posited in the Manufacturing Subcontract as well as the acquittance of disbursements (exclusive of taxes) made to suppliers upon the direction of WBOA.

WBOA shall receive a monthly statement of account setting forth any funds activity received for or debited from the account together with documents in support thereof, the whole as circulated in an e-mail dated March 2, 2006. SOFABO shall ensure that it shall acquit supplier invoices for and on behalf of WBOA, and SOFABO is accordingly hereby authorized to debit the joint bank account by an amount equal thereto (exclusive of taxes).

The parties hereby agree that SOFABO shall be entitled to invoice WBOA an amount commensurate to three percent (3%) of the total monthly debits of the joint account. SOFABO shall furnish WBOA with supporting documentation thereto.

AND THE PARTIES HAVE SIGNED, in duplicate, at La Roche sur Yon, this 3rd day of May 2005.

(SGD) RENÉE CHAILLOU
JEAN-JEAN PELLETIER FOR : Water Bank of America Inc.	RENÉE CHAILLOU